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[BELLSOUTH LETTERHEAD]

October 30, 1995


TO:       John L. Clendenin
          Chairman of the Board & Chief Executive Officer

SUBJECT:  Approval of Revisions to the Executive Financial
               Counseling Plan


During 1995, several situations have occurred related to handling expenses for the plan mentioned above necessitating a review and revision of the text. In addition, certain sections of the plan do not correctly describe procedures in place for plan administration. The proposed changes are outlined below.

         BellSouth Corporation Financial Counseling Plan for Executives

- Section 1 revisions include new language which better defines the term "Executive" in today's organizational and compensation structure. We also propose to eliminate prior language which allowed, subject to the Chairman's approval, participation in the plan by non-Executive employees.

- Section 3 is revised to replace the previous annual limit on tax preparation and legal services of $2500 with a three-year account of $7500 to cover these services. This change is recommended to be effective January 1, 1995; therefore, the three-year account will apply to plan years 1995-1997, parallel with the accounts established for the senior manager plan.

We also plan to discontinue the role Executive Compensation and Benefits has played in monitoring these expenses to eliminate unnecessary administration and place the responsibility for managing the new account limit with the executive and financial planner. This proposed change has been discussed with both Internal Audits and Comptrollers.

 - Section 6 on billing has been revised to more accurately define the administrative procedures which are used to process the invoices for this program.

Following the internal approval of these recommended plan changes, we will submit these items to the Nominating and Compensation Committee at its November meeting for ratification. This is necessary because no delegation of authority to management has ever been effected related to this plan. In the November meeting, we will also secure delegations of authority for management to approve and implement such minor revisions in the future.


Recommended:   /s/ H.C. Henry                       10/31/95
               -------------------------       -----------------
               Executive Vice President-              Date
               Corporate Relations


Concurred:     /s/ W.H. ALFORD                      10/31/95
               --------------------------      -----------------
               Executive Vice President-              Date
               General Counsel


               /s/ F.D. ACKERMAN                     11/1/95
               --------------------------      -----------------
               Vice Chairman and Chief               Date
               Operating Officer


Approved:      /s/ J.L. CLENDENIN                    11/3/95
               --------------------------      -----------------
               Chairman of the Board and             Date
               Chief Executive Officer

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                              BELLSOUTH CORPORATION
                            FINANCIAL COUNSELING PLAN
                                 FOR EXECUTIVES


                                                  11/27/95 Version

                              BELLSOUTH CORPORATION

                            FINANCIAL COUNSELING PLAN


                                TABLE OF CONTENTS




Section 1 General   . . . . . .  . . . . . . . . . . . . . . . . . . . . . .   1

Section 2 Financial Counseling Services  . . . . . . . . . . . . . . . . . .   1

Section 3 Preparation of Tax Returns   . . . . . . . . . . . . . . . . . . .   2

Section 4 Legal Services   . . . . . . . . . . . . . . . . . . . . . . . . .   2

Section 5 Services Following Retirement or Death . . . . . . . . . . . . . .   3

Section 6 Billing   . . . . . . . . . . . . . . . . . . .. . . . . . . . . .   3

                              BELLSOUTH CORPORATION

                            FINANCIAL COUNSELING PLAN


SECTION 1 - GENERAL

1. The Financial Counseling Plan applies to Executives who * are defined as employees of the Company (or a subsidiary company) who hold a position which the Board of Directors has designated to be within that company's
    Executive Management Group.

    The purpose of financial counseling for Executives is to provide professional assistance to carry out their financial planning in the most efficient manner. By using this service, the Executive spends less time on the details of financial planning while still meeting his/her personal financial responsibilities. This enables the Executive to dedicate additional time and energies to the job.

2. The BellSouth Plan was effective January 1, 1984 and incorporates complete financial counseling services
    (including financial advice, tax planning, estate planning), legal services to implement recommendations of financial counselors, and income tax preparation.

SECTION 2 - FINANCIAL COUNSELING SERVICES

1. Negotiations with and approval of suppliers for BellSouth financial counseling services is the responsibility of the Executive Vice President-Corporate
    Relations of BellSouth Corporation. There are three approved suppliers: Homrich & Berg, the AYCO
    Corporation, and Creative Financial Group.

 2. The Executive selects one of the firms and an individual
    counselor.  (Att. A)   A preliminary meeting is
    scheduled during which the services offered by the firm are explained and the documents and personal information required from the Executive are identified. These documents include such things as deeds, stock certificates, wills, insurance policies, trust analyses. All of this information remains strictly confidential between the counselor and the Executive.


*11-27-95 revision                    -1-

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 3. A second interview is then arranged at which time there is an in-depth examination of the financial goals and objectives of the Executive and his or her spouse.

 4. All of the information gathered by the counselor is then analyzed and a comprehensive report is prepared for the Executive. It presents his or her present financial situation, areas requiring adjustment for future financial planning.

 5. The types of services generally performed by the financial counseling firms consist of a review of Company-provided benefit plans, and estate, insurance, investment, and income tax planning.

 6. The fees and expenses for these services are covered by contractual arrangements which are reviewed annually and re-negotiated, as appropriate, by the BellSouth
    Corporation Executive Compensation and Benefits group.

 7. Although BellSouth identifies the firms to be used for financial counseling, it does not guarantee the advice of the firm selected. Therefore, letters of indemnity are required from the Executive before he or she undertakes the service. (Att. B).

SECTION 3 - PREPARATION OF TAX RETURNS

 1. Tax returns may be prepared by the financial counseling firm or by an accounting firm selected by the individual Executive.

 2. Effective January 1, 1995, the Company has established   *
    a three-year account for each Executive of $7,500 to cover the total fees and expenses incurred for legal services as described in Section 4 below and for tax preparation. Each Executive is responsible for insuring his/her total expenses for the three-year period do not exceed this limit.

SECTION 4 - LEGAL SERVICES

 1. Only those fees and expenses for legal services resulting from the implementation of recommendations of an approved financial counseling firm will be approved for Company payment. Payment for such services will be made to any attorney chosen by the Executive.

*11-27-95 revision                     -2-

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SECTION 5 - SERVICES FOLLOWING RETIREMENT OR DEATH

 1. Financial counseling services and legal services are available under this plan to retired Executives and to the spouses of deceased Executives (either active or retired after 1/1/91) for the twelve month period following retirement or death.

 2. Tax preparation services are available to retired
    Executives and the spouses of deceased Executives
    (either active or retired after 1/1/91) for the tax year in which retirement or death occurs, and for the following tax year.

 3. The above stated coverage is not contingent upon prior participation.

SECTION 6 - BILLING

 1. Financial counseling service fees are directly invoiced * to BellSouth in accordance with the billing terms of the negotiated contract. The Executive Compensation and Benefits group handles such payments.

 2. Suppliers of tax preparation and legal services should   *
    issue bills in the name of the individual to whom the services were provided. The Executive should review all charges and after certifying them to be correct and reviewing the expense against the three-year account limit, should forward the invoice to the Executive Compensation and Benefits group at 13J08, 1155
    Peachtree Street N.E., Atlanta, Georgia 30309-6000.

 3. Fees and expenses paid by the Company for financial      *
    counseling, tax preparation and legal services are considered "wages" subject to FICA, FUTA and income tax withholding. Annually, imputed income is added to each executive's Form W-2; this amount is grossed up for Federal taxes at the maximum rate, for state and local taxes in accordance with each individual's residence location, and for FICA, as appropriate.




*11-27-95 revision                     -3-


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                                                                    ATTACHMENT A


SAMPLE LETTER


RE:  REQUEST FOR PERSONAL FINANCIAL PLANNING SERVICE

Gentlemen:

As an employee eligible for participation in the BellSouth Financial Counseling Plan, I have accepted the Company's offer to provide me with the services available under the plan. After consideration of the firms approved under the plan, I have selected (name of firm) to provide the services as outlined in your brochure.

While the Company will pay your fees in connection with the preparation of financial planning reports and related counseling services, I understand that any fees or expenses other than for legal services incurred in connection with the implementation of any recommendations will be borne by me.

I understand that your services are completely personal and confidential and that the Company will in no way be involved with, or know of, my personal affairs. Moreover, I understand that the Company does not, and will not endorse any recommendations of suggestions that I may receive from you.

I authorize the Company to release to you detailed information concerning my compensation, employee benefits in which I now or will participate, and any other financial data which may have a bearing on my personal financial planning.

I understand that any fees or expenses paid by the Company for the provision of such consulting services will be reported by the Company as additional compensation and, therefore, will be subject to the various federal and state withholding requirements.

Please contact me to commence arrangements for my financial planning.


                                   ________________________

                                   ________________________
                                             DATE
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                                                                    ATTACHMENT B



                              BellSouth Corporation

                   FINANCIAL COUNSELING PLAN - CONDITIONS FOR
                                  PARTICIPATION



Personal financial counseling is made available by BellSouth Corp. and its subsidiaries as a service to certain of its selected key employees through ________________. Such services are offered with the understanding that participation is voluntary and the option to rely on, to act on, or refrain from acting on, in whole or in part, any advice, recommendations or information provided by __________________, its employees or agents is the individual and personal decision of the undersigned.

In consideration of BellSouth's undertaking to pay the fees and charges of __________ for financial counseling services rendered to me, I on my own behalf and on behalf of my heirs, executors or administrators do hereby release and forever discharge BellSouth and its subsidiaries, its officers, agents, assigns and their successors of and from all losses, debts, demands, actions, causes of action, suits accounts, covenants, contracts, agreements, damages and any and all claims, law and equity attributable directly or indirectly, in whole or in part, to my acting on, failure to act on, or reliance on advice, recommendations or information furnished to me by __________ its employees or agents.







Signature ___________________________________

Date _______________________________________